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                                                                   EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hastings Entertainment, Inc. 2002 Stock Grant Plan for Outside Directors of our report dated March 22, 2002, with respect to the consolidated financial statements and schedule of Hastings Entertainment, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2002, filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP
                                                --------------------------------
                                                Ernst & Young LLP

Fort Worth, Texas

June 17, 2002